Exhibit 10.1

SIXTH CONSENT AND EIGHTH AMENDMENT

TO AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

THIS SIXTH CONSENT AND EIGHTH AMENDMENT TO AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT (this “Amendment”) is made and entered into this 24th day of December, 2007, by and among PNA Group, Inc., a Delaware corporation and successor by merger to Travel Merger Corporation (“PNA”), Smith Pipe & Steel Company, an Arizona corporation (“Smith”), Infra-Metals Co., a Georgia corporation (“Infra-Metals”), Feralloy Corporation, a Delaware corporation (“Feralloy”), Delta Steel, L.P., a Texas limited partnership (“Delta Steel”), Delta GP, L.L.C., a Texas limited liability company (“Delta GP”), Delta LP, L.L.C., a Delaware limited liability company (“Delta LP”), Delnor Corporation, a Texas corporation (“Delnor”), Metals Supply Company, Ltd., a Texas limited partnership (“Metals Supply”), and MSC Management, Inc., a Texas corporation (“MSC”; PNA, Smith, Infra-Metals, Feralloy, Delta Steel, Delta GP, Delta LP, Delnor, Metals Supply and MSC are hereinafter referred to collectively as “Borrowers” and each individually as a “Borrower”); the Lenders (as defined in the Credit Agreement (defined below)) party hereto; and Bank of America, N.A., a national banking association, as collateral and administrative agent for the Lenders (together with its successors in such capacity, “Administrative Agent”).

Recitals:

Administrative Agent, Lenders, and Borrowers are parties to a certain Amended and Restated Credit and Security Agreement dated May 9, 2006, as amended by that certain First Consent Letter and First Amendment to Amended and Restated Credit and Security Agreement dated May 31, 2006, as further amended and supplemented by that certain Joinder Agreement and Supplement to Amended and Restated Credit and Security Agreement dated May 31, 2006, as further amended by that certain Second Consent Letter and Second Amendment to Amended and Restated Credit and Security Agreement dated June 23, 2006, as further amended by that certain Third Amendment to Amended and Restated Credit and Security Agreement dated July 13, 2006, as further amended and supplemented by that certain Joinder Agreement for Revolver Commitment dated July 13, 2006, as further amended by that certain Third Consent Letter and Fourth Amendment to Amended and Restated Credit and Security Agreement dated August 10, 2006, as further amended and supplemented by that certain Joinder Agreement and Supplement to Amended and Restated Credit and Security Agreement dated as of August 10, 2006, as further amended by that certain Fifth Amendment to Amended and Restated Credit and Security Agreement dated November 15, 2006, as further amended by that certain Fourth Consent Letter and Sixth Amendment to Amended and Restated Credit and Security Agreement dated January 29, 2007, and as further amended by that certain letter agreement (which letter agreement is the fifth consent and seventh amendment to the Amended and Restated Credit and Security Agreement) dated March 23, 2007 (and as further amended, restated, supplemented or otherwise modified at any time, the “Credit Agreement”), pursuant to which Lenders have made certain loans and other financial accommodations to Borrowers.

Borrowers have advised Administrative Agent and Lenders that, concurrently with the execution of this Amendment, (i) PNA intends to form a new wholly-owned subsidiary organized as a limited liability company under the laws of the State of Delaware (“NewLLC”)(such transaction is referred to hereinafter as the “Sub Formation”); and (ii) NewLLC and PNA intend to acquire all of the existing partnership interests in Precision Flamecutting and Steel, L.P., a Texas limited partnership (“PFS”), pursuant to a Purchase Agreement dated December 24, 2007 (the “Purchase Agreement”), with Edwin J. Jennings III, in his individual capacity, The Edwin J. Jennings III 1998 Trust, and TEJJIII, L.L.C., a Texas limited liability company (collectively, the “Sellers”)(such transaction is referred to hereinafter as the “Acquisition”; the Sub Formation and the Acquisition are referred to hereinafter collectively as the “Proposed Transactions”). Borrowers have requested that Administrative Agent and Lenders consent to, and upon the terms and subject to the conditions contained herein Administrative Agent and Lenders are willing to consent to, the Proposed Transactions.

In connection with the Proposed Transactions, Borrowers have also requested that Administrative Agent and Lenders agree to, and upon the terms and subject to the conditions contained herein Administrative Agent and Lenders are willing to agree to, certain amendments to the Credit Agreement.

NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Definitions. Each capitalized term used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such term in the Credit Agreement.

2. Consent. Subject to the satisfaction of each of the conditions precedent set forth in Section 4 hereof and the other terms contained herein, Administrative Agent and Lenders hereby consent to the Proposed Transactions.

3. Amendments to Credit Agreement. Subject to the consummation of the Proposed Transactions and the receipt by Administrative Agent of one or more duly executed counterparts of this Amendment from Required Lenders and each Borrower, the Credit Agreement is hereby amended as follows:

(a) By adding to Section 1.1, in proper alphabetical sequence, the following new definitions:

NewLLC - as defined in that certain Sixth Consent and Eighth Amendment to Amended and Restated Credit and Security Agreement, dated December 24, 2007, by and among Borrowers, Lenders and Administrative Agent.

PFS - Precision Flamecutting and Steel, L.P., a Texas limited partnership.

(b) By deleting Section 12.1.12 in its entirety and by substituting therefor the following:

12.1.12. Change of Ownership. New Parent shall cease to own beneficially and of record at least 100% of the Equity Interests of NewCo; NewCo shall cease to own beneficially and of record at least 100% of the Equity Interest of PNA; PNA shall cease to own beneficially and of record at least 100% of the Equity Interests of NewLLC, Infra-Metals, Feralloy, Delta GP, Delta LP and MSC; PNA and NewLLC shall cease to own beneficially and of record at least 100% of the Equity Interests of PFS; PNA and MSC shall cease to own beneficially and of record at least 100% of the Equity Interests of Metals Supply; Delta GP and Delta LP shall cease to own beneficially and of record at least 100% of the Equity Interests of Delta Steel; Delta Steel shall cease to own beneficially and of record at least 100% of the Equity Interests of Smith and Delnor; any “change of control” (as defined in the Indenture governing the Debt incurred under Section 10.2.3(vii) of the Credit Agreement) shall occur; or any “change of control” (as defined in the Indenture governing the NewCo Notes) shall occur.

4. Conditions Precedent to Consent. The effectiveness of the consent set forth in Section 2 hereof is subject to the satisfaction of each of the following conditions precedent, in form and substance satisfactory to Administrative Agent, unless satisfaction thereof is specifically waived in writing by Administrative Agent:

(a) PFS shall, at the time of the Acquisition, carry on a business that is the same as or related, ancillary or complementary to the business carried on by Borrowers, or own assets used or useful in a business that is the same as or related, ancillary or complementary to the business carried on by Borrowers;

(b) After giving effect to the consent and amendments contained herein, both before and after giving effect to the Proposed Transactions, each Obligor shall then be Solvent and no Default or Event of Default shall then exist (including, without limitation, under Section 12.1.6 of the Credit Agreement as it relates to Debt incurred pursuant to Section 10.2.3(ii) of the Credit Agreement);

(c) Administrative Agent shall have received and reviewed a copy of the executed Purchase Agreement, including all exhibits and schedules thereto, which Purchase Agreement shall provide for a purchase price for the Acquisition not to exceed $57,000,000 (excluding any post-closing working capital adjustment), including all deferred payments of purchase price and all payments to be held and disbursed pursuant to any escrow agreement, and such Purchase Agreement shall be satisfactory to Administrative Agent in all respects (it being acknowledged that the draft of the Purchase Agreement dated December 24, 2007, heretofore delivered by Borrowers to Administrative Agent is satisfactory to Administrative Agent);

(d) Administrative Agent shall have received copies of any and all material third-party consents and notices required in order for Sellers to consummate the Acquisition;

(e) Borrowers shall have delivered to Administrative Agent such audited financial statements (or, if not available, unaudited financial statements, or, if unaudited financial statements are not available, other financial information satisfactory to Administrative Agent) for PFS as have been delivered by Sellers to Borrowers as provided in the Purchase Agreement;

(f) Administrative Agent shall have received and reviewed copies of the charter, certificate or articles of incorporation or organization of each of New LLC and PFS, in each case certified by the Secretary of State or other appropriate official of the jurisdiction of such entity’s state of organization, and copies of all other Organization Documents and all amendments thereto; and such copies shall be satisfactory to Administrative Agent in all respects;

(g) Administrative Agent shall have received and reviewed a copy of the resolutions adopted by the managing member, board of directors or general partner of each of NewLLC and PFS, in each case duly authorizing and empowering such entity to enter into, execute, deliver and perform its obligations under each of the Credit Documents contemplated hereby to be delivered by such entity in connection herewith, and duly certified by the Secretary or Assistant Secretary of such entity; and such copies shall be satisfactory to Administrative Agent in all respects;

(h) Administrative Agent shall have received and reviewed good standing certificates for each of NewLLC and PFS, in each case issued by the Secretary of State or other appropriate official of such entity’s jurisdiction of organization and each jurisdiction where the conduct of such entity’s business activities or ownership of its property necessitates qualification and in which the failure to be so qualified would have a Material Adverse Effect; and such certificates and applications shall be satisfactory to Administrative Agent in all respects;

(i) Borrowers shall have executed and delivered to Administrative Agent, contemporaneously with the consummation of the Proposed Transactions, counterparts or amendments to the applicable Pledge Agreements and such other certificates, stock powers, agreements, documents and instruments as Administrative Agent reasonably requests, in each case in form and substance satisfactory to Administrative Agent, pursuant to which such Persons shall pledge to Administrative Agent, for itself and for the benefit of the Secured Parties, as security for the Obligations, 100% of the capital stock of, or other Equity Interests in, each of NewLLC and PFS;

(j) Borrowers, NewLLC and PFS shall have executed and delivered to Administrative Agent, contemporaneously with the consummation of the Proposed Transactions, a joinder agreement to the Credit Agreement (the “Joinder Agreement”), by which NewLLC and PFS become Borrowers thereunder and secure the Obligations, and such Security Documents, other documents, agreements and instruments as Administrative Agent reasonably requests, in each case in form and substance satisfactory to Administrative Agent;

(k) NewLLC and PFS shall have executed and delivered to Administrative Agent, contemporaneously with the consummation of the Proposed Transactions, an allonge to each Note outstanding under the Credit Agreement, duly executed and delivered by each of NewLLC and PFS;

(l) Borrowers shall have delivered to Administrative Agent Lien search reports in form and substance satisfactory to Administrative Agent, and, upon consummation of the Proposed Transactions and the filing of the financing statements contemplated by clause (n) below, Administrative Agent shall have, for itself and for the benefit of the Secured Parties, a first priority Lien on all personal property of each of NewLLC and PFS, subject only to Permitted Liens;

(m) Administrative Agent shall have received duly executed UCC-3 termination statements, mortgage satisfactions and such other instruments, or duly executed payoff letters authorizing Borrowers or Administrative Agent to record, or obligating the applicable secured party to record, such UCC-3 termination statements, mortgage satisfactions and other instruments, in form and substance satisfactory to Administrative Agent, as shall be necessary to terminate and satisfy all Liens (other than Permitted Liens) on the personal property of each of NewLLC and PFS;

(n) Borrowers shall have filed or authorized Administrative Agent to file proper financing statements in appropriate form for filing under the Uniform Commercial Code in effect in each jurisdiction that Administrative Agent deems necessary or desirable in order to effect Administrative Agent’s Liens in the personal property of each of NewLLC and PFS;

(o) Administrative Agent shall have received the favorable, written opinion of counsel to Borrowers, in form and substance satisfactory to Administrative Agent, as to the due authorization, execution and delivery by Borrowers, Guarantors, NewLLC and PFS of each of the Credit Documents contemplated hereby to be delivered by Borrowers, Guarantors, NewLLC and PFS, as applicable, in connection herewith, as to the enforceability of such Credit Documents, and as to such other matters as Administrative Agent reasonably requires;

(p) Administrative Agent shall have received one or more duly executed counterparts of this Amendment from Required Lenders, each Borrower and each Guarantor; and

(q) Without limiting the generality of the foregoing items, Borrowers, Guarantors, NewLLC and PFS shall have delivered or caused to be delivered to Administrative Agent, in form and substance satisfactory to Administrative Agent, such additional information, instruments, resolutions, documents, agreements, certificates, opinions and other items as Administrative Agent reasonably requests.

5. Covenants and Other Agreements. Borrowers, Administrative Agent and Lenders hereby agree as follows:

(a) Upon the respective effectiveness of the consent set forth in Section 2 hereof and the amendments to the Credit Agreement set forth in Section 3 hereof, each covenant and other provision of the Credit Agreement and the other Credit Documents shall be deemed, to the extent applicable, to incorporate such consent and amendments;

(b) Within forty-five (45) days after the consummation of the Proposed Transactions (or such later date as shall be acceptable to Administrative Agent in its discretion), Borrowers shall deliver to Administrative Agent control agreements in form and substance satisfactory to Administrative Agent with respect to each deposit account and securities account, if any, of NewLLC and PFS;

(c) None of the Accounts or Inventory of either NewLLC or PFS shall be included in the Borrowing Base unless and until Administrative Agent has completed its field audit with respect thereto and determined to its satisfaction that such assets are eligible for inclusion in the Borrowing Base and, with respect to Inventory, appropriate Lien Waivers have been delivered to Administrative Agent or appropriate rent reserves have been established as contemplated by the definition of Availability Reserves and Section 8.1.1 of the Credit Agreement; and

(d) Lenders consent to the execution and delivery by Administrative Agent, on behalf of itself and Lenders, of the Joinder Agreement and each other Credit Document and other document, agreement and instrument contemplated hereby to be executed and delivered by Lenders in connection herewith.

6. Ratification and Reaffirmation. To induce Administrative Agent and Lenders to enter into this Amendment and grant the accommodations set forth herein, each Borrower hereby ratifies and reaffirms the Obligations, each of the Credit Documents and all of such Borrower’s covenants, duties, indebtedness and liabilities under the Credit Documents.

7. Acknowledgments and Stipulations. To induce Administrative Agent and Lenders to enter into this Amendment and grant the accommodations set forth herein, each Borrower hereby acknowledges and stipulates that the Credit Agreement and the other Credit Documents executed by such Borrower are legal, valid and binding obligations of such Borrower that are enforceable against such Borrower in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by such Borrower); the security interests and liens granted by each Borrower in favor of Lender are duly perfected, first priority security interests and liens subject only to Permitted Liens; and the unpaid principal amount of the Loans and the issued and outstanding Letters of Credit on and as of the close of business on December 24, 2007, totaled $7,324,911.08.

8. Representations and Warranties. To induce Administrative Agent and Lenders to enter into this Amendment and grant the accommodations set forth herein, each Borrower hereby represents and warrants to Administrative Agent and Lenders that, after giving effect to the consent and amendments contained in this Amendment, (a) both before and after giving effect to the transactions contemplated by this Amendment, (i) no Default or Event of Default shall then exist, (ii) the Borrowers together, on a consolidated basis, are Solvent, and (iii) each representation and warranty made by such Borrower in the Credit Agreement is true and correct in all material respects on and as of the date hereof, except to the extent that any such representation or warranty is stated to relate solely to an earlier date; and (b) the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of such Borrower and this Amendment has been duly executed and delivered by such Borrower.

9. References to Credit Agreement. Upon the respective effectiveness of the consent set forth in Section 2 hereof and the amendments set forth in Section 3 hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” or words of like import shall mean and be a reference to the Credit Agreement, as modified by this Amendment.

10. Breach of Amendment. This Amendment shall be part of the Credit Agreement and a breach of any representation or warranty herein in any material respect or a breach of any covenant herein shall constitute an Event of Default.

11. Expenses of Administrative Agent. To induce Administrative Agent and Lenders to enter into this Amendment and grant the accommodations set forth herein, each Borrower, jointly and severally, hereby agrees to pay, on demand, all costs and expenses incurred by Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and any other Credit Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Administrative Agent’s legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.

12. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Georgia. This Amendment is intended to take effect as a document executed under seal.

13. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

14. No Novation, etc. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Credit Agreement or any of the other Credit Documents, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Credit Agreement as herein modified shall continue in full force and effect.

15. Counterparts; Telecopied Signatures. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all of which shall together constitute one and the same agreement. Delivery of a manually executed counterpart of this Amendment by telefacsimile or electronic mail transmission shall be equally effective as delivery of an original executed counterpart of this Amendment. Any party delivering a manually executed counterpart of this Amendment by telefacsimile or electronic mail transmission shall also deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Amendment.

16. Further Assurances. To induce Administrative Agent and Lenders to enter into this Amendment and grant the accommodations set forth herein, each Borrower hereby agrees to take such further actions as Lender reasonably requests from time to time in connection herewith to evidence or give effect to the consent and amendments set forth herein or any of the transactions contemplated hereby.

17. Section Titles. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.

18. Release of Claims. To induce Administrative Agent and Lenders to enter into this Amendment and grant the accommodations set forth herein, each Guarantor and each Borrower hereby releases, acquits and forever discharges Administrative Agent and Lenders, and all officers, directors, agents, employees, successors and assigns of Administrative Agent and Lenders, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that such Guarantor or Borrower now has or ever had against Administrative Agent or any Lender arising under or in connection with any of the Credit Documents or otherwise. Each Guarantor and each Borrower hereby represents and warrants to Administrative Agent and Lenders that such Guarantor or Borrower has not transferred or assigned to any Person any claim that such Guarantor or Borrower ever had or claimed to have against Administrative Agent or any Lender.

19. Waiver of Jury Trial. To the fullest extent permitted by applicable law, each party hereto hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.

	By:	/s/ Dennis S. Losin
	Name:	Dennis S. Losin
	Title:	Senior Vice President

LENDERS:	BANK OF AMERICA, N.A.

	By:	/s/ Dennis S. Losin
	Name:	Dennis S. Losin
	Title:	Senior Vice President

WELLS FARGO FOOTHILL, LLC

	By:	/s/ Mark Bradford
	Name:	Mark Bradford
	Title:	Vice President

THE CIT GROUP/BUSINESS CREDIT, INC.

	By:	/s/ Kim Nguyen
	Name:	Kim Nguyen
	Title:	Vice President

LASALLE BANK NATIONAL ASSOCIATION

	By:	/s/ Jeffery B. Michalczyk
	Name:	Jeffery B. Michalczyk
	Title:	First Vice President

WACHOVIA CAPITAL FINANCE CORPORATION (CENTRAL)

	By:	/s/ Laura Wheeland
	Name:	Laura Wheeland
	Title:	Vice President

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CITIZENS BANK OF MASSACHUSETTS

By:	/s/ Susan K. Gadrix
Name:	Susan K. Gadrix
Title:	Vice President

NATIONAL CITY BUSINESS CREDIT, INC.

By:	/s/ Jason Hanes
Name:	Jason Hanes
Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Alex M. Council
Name:	Alex M. Council
Title:	Vice President

TEXTRON FINANCIAL CORPORATION

By:	/s/ Chris Grivakis
Name:	Chris Grivakis
Title:	Senior Account Executive

E*TRADE BANK

By:	/s/ Sam Crow
Name:	Sam Crow
Title:	Senior Manager

MERRILL LYNCH CAPITAL, A DIVISION OF MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC.

By:	/s/ Richard Holston
Name:	Richard Holston
Title:	Vice President

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BORROWERS:	SMITH PIPE & STEEL COMPANY

	By:	/s/ Mary Ann Sigler
	Name:	Mary Ann Sigler
	Title:	Vice President

INFRA-METALS CO.

	By:	/s/ Mary Ann Sigler
	Name:	Mary Ann Sigler
	Title:	Vice President

FERALLOY CORPORATION

	By:	/s/ Mary Ann Sigler
	Name:	Mary Ann Sigler
	Title:	Vice President

DELTA STEEL, L.P.

	By:	Delta GP, L.L.C., its general partner

		By:	/s/ Mary Ann Sigler
		Name:	Mary Ann Sigler
		Title:	Vice President

	By:	Delta LP, L.L.C., its limited partner

		By:	/s/ Mary Ann Sigler
		Name:	Mary Ann Sigler
		Title:	Vice President

DELTA GP, L.L.C.

	By:	/s/ Mary Ann Sigler
	Name:	Mary Ann Sigler
	Title:	Vice President

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DELTA LP, L.L.C.

By:	/s/ Mary Ann Sigler
Name:	Mary Ann Sigler
Title:	Vice President

PNA GROUP, INC.

By:	/s/ Mary Ann Sigler
Name:	Mary Ann Sigler
Title:	Vice President

DELNOR CORPORATION

By:	/s/ Mary Ann Sigler
Name:	Mary Ann Sigler
Title:	Vice President

MSC MANAGEMENT, INC.

By:	/s/ Mary Ann Sigler
Name:	Mary Ann Sigler
Title:	Vice President

METALS SUPPLY COMPANY, LTD.

By:	MSC Management, Inc., its general partner

	By:	/s/ Mary Ann Sigler
	Name:	Mary Ann Sigler
	Title:	Vice President

By:	PNA Group, Inc., its limited partner

	By:	/s/ Mary Ann Sigler
	Name:	Mary Ann Sigler
	Title:	Vice President